SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
EQUITY INNS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-12073	62-1550848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7700 Wolf River Boulevard
Memphis, Tennessee 38138
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (901) 754-7774
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On June 20, 2007, Equity Inns, Inc., a Tennessee corporation (the “Company”), and Equity Inns Partnership, L.P., a Tennessee limited partnership and the Company’s operating partnership (the “Partnership” and, together with the Company, the “Company Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Grace I, LLC, a Tennessee limited liability company (“Acquiror”), Grace Acquisition I, Inc., a Tennessee corporation and wholly-owned subsidiary of Acquiror (“Merger Subsidiary”) and Grace II, L.P. a Tennessee limited partnership (“Merger LP” and, together with Acquiror and Merger Subsidiary, the “Buyer Parties”). Acquiror, Merger Subsidiary, and Merger LP are affiliates of Whitehall Street Global Real Estate Limited Partnership 2007.
     Pursuant to the Merger Agreement, at closing (1) the Company will merge with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving entity (the “REIT Merger”), and (2) Merger LP will merge with and into the Partnership, with the Partnership continuing as the surviving entity (the “LP Merger” and, together with the REIT Merger, the “Mergers”). Under the terms of the Merger Agreement, at the effective time of the Mergers (the “Effective Time”):
(1) each share of the Company’s Common Stock, par value $0.01 (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Acquiror equal to $23.00, without interest, less any dividend in excess of $0.25 per share of Company Common Stock (prorated for any partial quarter) declared by the Company and having a record date prior to the Effective Time (the “Common Share Merger Consideration”);
(2) each share of Company Common Stock that is owned by the Company, any of its subsidiaries (the “Subsidiaries”), Acquiror or Merger Subsidiary shall be cancelled and retired and shall cease to exist and no cash, stock or any other consideration shall be delivered by Acquiror or Merger Subsidiary in exchange for any such Company Common Stock;
(3) each share of the Company’s Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be cancelled in exchange for, the right to receive one share of Series B Preferred Stock of the surviving entity, which has identical dividend and other relative rights, preferences, limitations and restrictions as are provided in the charter of the Company with respect to the Series B Preferred Stock;
(4) each share of the Company’s Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be cancelled in exchange for, the right to receive one share of Series C Preferred Stock of the surviving entity, which has identical dividend and other relative rights, preferences, limitations and restrictions as are provided in the charter of the Company with respect to the Series C Preferred Stock; and
(5) each unit of partnership interest in the Partnership issued and outstanding immediately prior to the Effective Time (other than those held by the Company or any of its Subsidiaries, including Class B preferred units and Class C preferred units) will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to the Common Share Merger Consideration.
     The Company Parties and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company’s covenant not to solicit acquisition proposals or to permit any of its Subsidiaries or affiliates to do so, or to participate in discussions relating to an acquisition proposal or furnish non-public information relating to an acquisition proposal, subject to certain exceptions that permit the Company’s Board of Directors to comply with their fiduciary duties.
     The Merger Agreement provides that the Company shall not pay any dividends prior to the Effective Time or make any other distribution, payable in cash, stock, property or otherwise, except for (1) the payment of regularly quarterly dividends in an amount equal to the greater of $0.25 per share or the Company’s estimated REIT taxable income for the quarter or for any prior quarters, (2) regularly quarterly dividends required to be paid on the Series B Preferred Stock and the Series C Preferred Stock and (3) dividends paid by the Partnership or any wholly-owned subsidiary of the Company, but only if such dividends are paid to the Company.
     The Mergers are subject to various closing conditions, including, among other things, (1) the requisite approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of the Company’s Common Stock as of the record date, (2) the delivery of a tax opinion relating to the Company’s REIT tax status, (3) evidence that Equity Inns, Trust, a wholly-owned subsidiary of the Company, is either organized as an entity that will be treated as a disregarded entity of Merger Subsidiary or has converted into a limited liability company that will be treated as a disregarded entity, (4) compliance by the Company Parties with their covenants in the Merger Agreement and (5) the accuracy at closing of the Company Parties’ representations and warranties in the Merger Agreement.
     The Merger Agreement contains certain termination rights for Acquiror and the Company and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be required to pay Acquiror a termination fee of $38 million. In addition, Acquiror will be required to pay the Company a termination fee of $75 million if the Company terminates the Merger Agreement under certain circumstances in the event of a breach of the Merger Agreement by the Acquiror. The obligation of Acquiror to pay the termination fee has been guaranteed by Whitehall Street Global Real Estate Limited Partnership 2007.
     The Merger Agreement and related transactions were approved unanimously by the full Board of Directors of the Company.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company Parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company Parties, the Buyer Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 8.01. Other Information.
Press Release
     On June 21, 2007, the Company issued a press release announcing that on June 20, 2007, the Company and the Buyer Parties entered into the Merger Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

2.1	—	Agreement and Plan of Merger, dated June 20, 2007, by and among Grace I, LLC, Grace Acquisition I, Inc., Grace II, L.P., Equity Inns Partnership, L.P. and Equity Inns, Inc.
99.1	—	Press release, issued June 21, 2007
Additional Information and Where to Find It
     In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. The proxy statement will contain information about the Company, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company at http://www.equityinns.com or by directing such request to Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, TN 38138, Attention: Investor Relations.
Participants in the Solicitation
     The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2007, and the Company’s Annual Report on Form 10-K, which was filed with the SEC on February 28, 2007. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
     Certain matters discussed or incorporated by reference herein which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws and involve risks and uncertainties. The words “may,” “plan,” “project,” “anticipate,” “believe,” “estimate,” “forecast, “expect,” “intend,” “will,” and similar terms are intended to identify forward-looking statements, which include, without limitation, statements concerning the Company’s outlook for the hotel industry, acquisition and disposition plans for the Company’s hotels and assumptions and forecasts of future results for fiscal year 2007. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operations and performance to be materially different from the results or expectations expressed or implied by such statements. Completion of the proposed merger, general economic conditions, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, risks associated with the Company’s debt financing, hotel operating risks and numerous other factors, may affect the Company’s future results and performance and achievements. These risks and uncertainties are described in greater detail in the Company’s 2006 Annual Report on Form 10-K filed on February 28, 2007, and the Company’s other periodic filings with the United States Securities and Exchange Commission (SEC). The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, the Company can give no assurance that its expectations will be attained or that actual results will not differ materially.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC. (Registrant)
Date: June 22, 2007	By:	/s/ J. Mitchell Collins
J. Mitchell Collins
President and Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

2.1	—	Agreement and Plan of Merger, dated as of June 20, 2007, among Grace I, LLC, Grace Acquisition I, Inc., Grace II, L.P., Equity Inns Partnership, L.P. and Equity Inns, Inc.
99.1	—	Press release, issued June 21, 2007